UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OSR HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OSR HOLDINGS, INC.

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This Supplement (this “Supplement”) supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed by OSR Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 26, 2026 and made available to stockholders in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

Postponement of Annual Meeting of Stockholders

The Company previously announced that its 2026 Annual Meeting of Stockholders would be held on June 18, 2026, for stockholders to vote on the following proposals:

1.	Proposal 1 — Director Proposal: A proposal to elect seven directors to the Company’s Board of Directors (the “Board”), each to serve until the next annual meeting of stockholders following this Annual Meeting or until each such director’s successor is elected and qualified, subject to his earlier death, resignation or removal (the “Director Proposal” or Proposal No. 1).

2.	Proposal 2 — Ratification of Independent Auditor: A proposal to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Proposal” or Proposal No. 2).

3.	Proposal 3 — Executive Compensation Proposal: A proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “Say-on-Pay Proposal” or Proposal No. 3).

4.	Proposal 4 — Omnibus Plan Amendment Proposal: A proposal to approve an amendment to the Company’s 2025 Omnibus Incentive Plan (the “Omnibus Plan”) to increase the total number of shares of common stock reserved for issuance thereunder from 6,300,000 shares to 8,000,000 shares (the “Omnibus Plan Proposal” or Proposal No. 4).

5.	Proposal 5 — Corporate Name Change Proposal: A proposal to approve an amendment to the Company’s Certificate of Incorporation to change the Company’s legal name from “OSR Holdings, Inc.” to “OSR Health, Inc.” (the “Name Change Proposal” or Proposal No. 5).

The Company hereby announces that the Annual Meeting has been postponed by the Board of Directors of the Company on June 5, 2026.

The Board of Directors determined that additional time is necessary to evaluate certain matters relating to the Annual Meeting and the business to be presented to stockholders. Accordingly, the Board believes that postponement of the Annual Meeting is in the best interests of the Company and its stockholders.

At this time, the Company has not established a new date for the Annual Meeting. The Company intends to announce the rescheduled meeting date, time, and any related information in a future filing with the SEC and through other appropriate communications.

Stockholders who have previously submitted proxies or voting instructions are encouraged to retain their proxy materials pending further notice from the Company. Additional instructions regarding voting procedures, if any, will be provided in connection with the announcement of the rescheduled Annual Meeting.

This Supplement should be read together with the Proxy Statement and the other proxy materials previously distributed by the Company.